SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                (Amendment No.__)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

   [ ] Preliminary Proxy Statement

   [ ] Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e) (2)

   [X] Definitive Proxy Statement
   [ ] Definitive Additional  Materials
   [ ] Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                     PHOENIX STRATEGIC ALLOCATION FUND, INC.
                (Name of Registrant as Specified in its Charter)
                            Thomas N. Steenburg, Esq.
                      c/o Phoenix Duff & Phelps Corporation
                               56 Prospect Street
                        Hartford, Connecticut 06115-0480
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

   [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid: ___________

   [ ] Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:
       2)  Form, Schedule or Registration No.:
       3)  Filing Party:
       4)  Date Filed:




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                    PHOENIX STRATEGIC ALLOCATION FUND, INC.


                               101 Munson Street
                        Greenfield, Massachusetts 01301

                               ----------------


                     Notice of Special Meeting in lieu of
                      the Annual Meeting of Shareholders
                               September 19, 1997

                               ----------------

To the Shareholders:

     A Special Meeting in lieu of the Annual Meeting of Shareholders of Phoenix Strategic Allocation Fund, Inc. (the "Fund") will be held in the offices of the Fund, 101 Munson Street, Greenfield, Massachusetts 01301, on Friday, September 19, 1997 at 10:00 a.m. for the following purposes:

   (1) To fix at fourteen the number of Directors to serve until the next Annual Meeting and until their successors are chosen and qualified, and to elect the number of Directors so fixed;

   (2) To ratify or reject the selection of Price Waterhouse LLP, independent accountants, to audit financial statements of the Fund;

   (3) To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed July 21, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


     Whether or not you plan to attend the meeting in person, please vote your shares by completing, dating and signing the enclosed proxy and returning it promptly in the postage paid return envelope enclosed for your use. Prompt return of proxies by shareholders will save the Fund and shareholders the costs associated with further solicitation.

                                     By Order of the Board of Directors,



                                     G. JEFFREY BOHNE, Clerk


Greenfield, Massachusetts
August 12, 1997

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                                   BLANK PAGE



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                    PHOENIX STRATEGIC ALLOCATION FUND, INC.

                               101 Munson Street
                        Greenfield, Massachusetts 01301

                               ----------------

                                PROXY STATEMENT
        A Special Meeting in Lieu of The Annual Meeting of Shareholders
                         to be Held September 19, 1997

                               ----------------

     The enclosed proxy is solicited by the Board of Directors of Phoenix Strategic Allocation Fund, Inc. (the "Fund") for use at the Special Meeting in lieu of the Annual Meeting of Shareholders to be held on Friday, September 19, 1997, and at any adjournment thereof. Shareholders of record at the close of business on July 21, 1997 ("Shareholders") are entitled to notice of and to vote at the meeting or any adjourned session. On that date, there were issued and outstanding 18,860,230.448 shares, par value $1 per share, of the Fund (the "Shares"). Each Shareholder will be entitled to one vote for each full Share (and a fractional vote corresponding to any fractional Share) registered in his or her name on the Fund's books on the record date and not thereafter repurchased or redeemed by the Fund.

     All Shares will be voted in accordance with the specifications on duly executed proxies for such Shares. If a duly executed proxy does not specify a choice between approval or disapproval of, or abstention with respect to, any proposal, the Shares represented by the proxy will be voted in favor of the proposal. Any Shareholder executing a proxy has the power to revoke it at any time before it is exercised by executing and submitting to the Fund a later-dated proxy or written notice of revocation or by attending the meeting and voting in person.

     In addition to the solicitation of proxies by mail, officers and employees of Phoenix Investment Counsel, Inc., the Fund's investment adviser (the "Adviser"), officers and employees of Phoenix Equity Planning Corporation, the Fund's Distributor and Financial Agent, and persons retained for the purpose may solicit proxies personally or by telephone or telegram. Banks, brokers, fiduciaries and nominees will, upon request, be reimbursed by the Fund for their reasonable expenses in sending proxy material to beneficial owners of Fund shares. The cost of solicitation of proxies, which is estimated to approximate $18,000, will be borne by the Fund.

     As used in this Proxy Statement, the term "a majority of the outstanding shares" means the lesser of (i) 67% of the Shares represented at a meeting at which more than 50% of the outstanding Shares are represented or (ii) more than 50% of the outstanding Shares. The terms "assignment" and "interested person" as used in this Proxy Statement have the respective meanings provided therefor in the Investment Company Act of 1940 (the "1940 Act").

     In the event that insufficient votes in favor of any of the items set forth in the attached Notice of the meeting are received by the time scheduled for the meeting, the meeting may be held for the purposes of voting on those proposals for which sufficient votes have been received and the persons named as proxies may propose one or more adjournments of the meeting for a period or periods of not more than sixty days in the aggregate to permit further solicitation of proxies with respect to any proposals for which sufficient votes have not been received. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such proposals. They will vote against such adjournment those proxies required to be voted against any such proposal.

     If a Shareholder abstains from voting as to any matter, then the Shares held by such Shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the Shares covered by such non-vote proxy shall be deemed present at the meeting for all purposes except for the purposes of calculating the vote with respect to such matter.

     This Proxy Statement and the enclosed form of proxy are first being mailed to Shareholders on or about August 12, 1997. A copy of the Fund's most recent annual report will be furnished, without charge, to any shareholders upon request to Phoenix Equity Planning Corporation, 100 Bright Meadow Boulevard, P.O. Box 2200, Enfield, CT 06083-2200 or call, toll free, at (800) 243-4361.


                            ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

     No person or group is known by the Fund to own beneficially more than 5% of the Fund's outstanding shares.

     On July 21, 1997, nominees for Director and officers of the Fund as a group owned beneficially less than one percent of the Fund's outstanding shares.

Information Concerning Investment Adviser

     The Fund's investment adviser is Phoenix Investment Counsel, Inc. (the "Adviser"), 56 Prospect Street, Hartford, Connecticut 06115-0480. Originally organized in 1932 as John P. Chase, Inc., the Adviser has been engaged in the management of the Fund since 1967. All of the outstanding shares of the Adviser are owned by Phoenix Equity Planning Corporation ("Equity Planning"). All of the outstanding shares of Equity Planning are owned by Phoenix Duff & Phelps Corporation ("Phoenix Duff & Phelps"). Approximately 60% of the outstanding common stock of Phoenix Duff & Phelps is owned by PM Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of Phoenix Home Life. The principal offices of Phoenix Home Life is located at One American Row, Hartford, Connecticut 06102-5056. The principal office of Equity Planning is located at 100 Bright Meadow Boulevard, P.O. Box 2200, Enfield, Connecticut 06083-2200. The principal office of Phoenix Duff & Phelps is located at 56 Prospect Street, Hartford, Connecticut 06115-0480.

     In addition to the Fund, the Adviser also serves as investment adviser to Phoenix Series Fund, The Phoenix Edge Series Fund (all Series other than Aberdeen New Asia Series and Phoenix Real Estate Securities Series), Phoenix Strategic Equity Series Fund, (all Series other than Phoenix Equity Opportunities Fund), and Phoenix Multi-Portfolio Fund (all Portfolios other than Phoenix Real Estate Securities Portfolio) and as sub-adviser to the Chubb America Fund, Inc., and SunAmerica Series Trust. PIC has ceased as sub-adviser to American Skandia Trust Phoenix Balanced Asset Portfolio effective October 14, 1996 and to JNL Series Trust effective May 1, 1997, respectively.

     As compensation for its services to the Series of Phoenix Series Fund, the Adviser is entitled to a fee, based on an annual percentage rate of the average of the aggregate daily net asset values of each Series as follows: for the first $1 billion in assets, 0.70%, 0.70%, 0.65%, 0.65%, 0.55%, 0.45% and 0.40%
for the Growth, Aggressive Growth, Convertible, High Yield, Balanced, U.S. Government and Money Market Series respectively; for the next $1 billion in assets, 0.65%, 0.65%, 0.60%, 0.60%, 0.50%, 0.40% and 0.35% for those Series respectively, and for assets over $2 billion, 0.60%, 0.60% 0.55%, 0.55%, 0.45%, 0.35% and 0.30% for those Series respectively. The amounts payable to the Adviser shall be based upon the average of the values of the net assets of the Series as of the close of business each day, computed in accordance with the method set forth in the Fund's Declaration of Trust. Such amounts shall be prorated among the appropriate Series in proportion to their respective averages of the aggregate daily net asset values for the period for which the fee had been paid.

     As compensation for its services to the Series of The Phoenix Edge Series Fund, other than the Aberdeen New Asia Series and Phoenix Real Estate Securities Series, the Adviser is entitled to a fee based on an annual percentage rate of the average of the aggregate daily net asset values of each Series as follows: for the first $250,000,000 in assets, 0.40%, 0.50%, 0.55%, 0.60%, 0.70%, 0.75% and 0.75% from the Money Market, Multi-Sector Fixed Income, Balanced, Strategic Allocation, Growth, International and Strategic Theme Series respectively; for the next $250,000,000 in assets, 0.35%, 0.45%, 0.50%, 0.55%, 0.65%, 0.70% and 0.70% for the Money Market, Multi-Sector Fixed Income, Balanced, Strategic Allocation, Growth, International and Strategic Theme Series respectively; and for assets over $500,000,000, 0.30%, 0.40%, 0.45%, 0.50%, 0.60%, 0.65% and 0.65% from the Money Market, Multi-Sector Fixed Income, Balanced, Strategic Allocation, Growth, International and Strategic Theme Series respectively. The amounts payable to the Adviser shall be based upon the average of the values of the net assets of the Series as of the close of business each day, computed in accordance with the method set forth in the Fund's Declaration of Trust. Such amounts shall be prorated among the appropriate Series in proportion to their respective averages of the aggregate daily net asset values for the period for which the fee had been paid.

     As compensation for its services to the Series of Phoenix Strategic Equity Series Fund, other than Phoenix Equity Opportunities Fund, the Adviser is entitled to a fee, based on an annual percentage rate of the average of the aggregate daily net asset values of each Series as follows: for the first $1 billion in assets, 0.75% for the Strategic Theme and Small Cap Series; for the next $1 billion in assets, 0.70% for those Series, and for assets over $2 billion, 0.65% for those Series. The amounts payable to the Adviser are based upon the average of the values of the net assets of the Series as of the close of business each day. The amounts payable to the Adviser are based upon the average of the values of the net assets of all of the Series at the close of business each day, computed in accordance with the Fund's Declaration of Trust. Such amounts are prorated among the Series in proportion to their respective averages of the aggregate daily net asset value for the period for which the fee had been paid.

     As compensation for its services to the Portfolios of the Phoenix Multi-Portfolio Fund, other than the Real Estate Securities Portfolio, the Adviser is entitled to a fee based on an annual percentage rate of the average of the aggregate daily net asset values of each Portfolio as follows: for the first $1 billion in assets, 0.45%, 0.75%, 0.75%, 0.75%, 0.50% and 0.75% for the
Tax Exempt Bond, Mid Cap, International, Endowment Equity, Diversified Income, Emerging Markets Bond Portfolio respectively; for the next $1 billion in assets, 0.40%, 0.70%, 0.70%, 0.70%, 0.45% and 0.70% for those Portfolios respectively; and for assets over $2 billion, 0.35%, 0.65%, 0.65%, 0.65%, 0.40%, and 0.65% for those Portfolios respectively. The amounts payable to the Adviser shall be based upon the average of the values of the net assets of the Portfolios as of the close of business each day, computed in accordance with the method set forth in the Fund's Declaration of Trust. Such amounts shall be prorated among the appropriate Portfolios in proportion to their respective averages of the aggregate daily net asset values for the period for which the fee had been paid.

     As compensation for its services to American Skandia Trust ("AST"), the Adviser was entitled to a monthly fee for the previous month at the annual rate of 0.50% of the portion of the average daily net assets of the AST Balanced Portfolio not in excess of $25 million; 0.40% of the portion of the Portfolio's average daily net assets over $25 million but not in excess of $75 million; and 0.30% of that portion of the Portfolio's average daily net assets in excess of $75 million. As compensation for its services to Chubb America Fund, Inc., the Adviser is entitled to a quarterly fee at the annual rate of 0.50% of the first $200,000,000 of the average of the aggregate net asset values of the Balanced Portfolio, reduced to 0.45% of such net asset values in excess of $200,000,000 up to $1,300,000,000 and further reduced to 0.40% of such net asset values in excess of $1,300,000,000. As compensation for its services to SunAmerica Series Trust, the Adviser is entitled to a monthly fee at the annual rate of 0.35% per annum of the first $50 million of the average daily net asset values of the Growth Portfolio; 0.30% per annum of the next $100 million, 0.25% per annum of the next $150 million;

0.20% per annum on the next $200 million; and 0.15% per annum thereafter. As compensation for its services to the JNL/Phoenix Investment Counsel Balanced Series and the JNL/Phoenix Investment Counsel Growth Series, the Adviser was entitled to a monthly fee at the annual rate of .50% on the first $50 million of average daily net assets; .40% on those assets from $50 million to $150 million; .30% on those assets from $150 million to $300 million; .25% on those assets from $300 million to $500 million and .20% on those amounts over $500 million for each of the Series respectively.

     As of April 30, 1997, Phoenix Multi-Portfolio Fund (all Portfolios other than Phoenix Real Estate Securities Portfolio), The Phoenix Edge Series Fund (all Series other than Aberdeen New Asia Series and Phoenix Real Estate Securities Series), Phoenix Series Fund, Phoenix Strategic Equity Series Fund (all Series other than Phoenix Equity Opportunities Fund), Chubb America Fund, Inc. (Balanced Portfolio), and SunAmerica Series Trust (Balanced/ Phoenix Investment Counsel Portfolio and Growth/Phoenix Investment Counsel Portfolio) had assets under management of approximately $705 million, $2.3 billion, $5.4 billion, $545 million, $20 million, $76 million, and $185 million, respectively.

     The directors of the Adviser are Michael E. Haylon, President, Philip R. McLoughlin and David R. Pepin. The address of these Directors is 56 Prospect Street, Hartford, Connecticut 06115-0480. The principal occupation of each director is that of an executive officer of Phoenix Duff & Phelps Corporation or of Phoenix Home Life.

     Michael E. Haylon, an officer of the Fund, is President and a Director of PIC. Philip R. McLoughlin, Trustee and President of the Fund, is a Director and Chairman of PIC. David R. Pepin, an officer of the Fund, is Executive Vice President and a Director of PIC. Mary E. Canning, William E. Keen, III, and Leonard J. Saltiel are Vice Presidents of the Fund. Ms. Canning is also a Managing Director of PIC. William R. Moyer, Vice President of the Fund, is a Senior Vice President of PIC. William J. Newman, Senior Vice President of the Fund is also an Executive Vice President of PIC.

     Michael E. Haylon, Philip R. McLoughlin and David R. Pepin are Directors of Equity Planning, the Fund's Distributor and Financial Agent. For services to the Fund during the fiscal years ended December 31, 1994, 1995, and 1996, Equity Planning's gross commissions on sales of Fund Shares totaled $665,725, $468,755, and $289,171, respectively. Of these gross selling commissions, $591,073, $409,264, and $50,367, respectively, were paid to dealers. Equity Planning also acts as Financial Agent for the Fund. For services in this capacity during the fiscal years ended December 31, 1994, 1995, and 1996 Equity Planning received fees of $105,085, $109,460, and $103,432, respectively.

Portfolio Transactions and Brokerage

     In effecting portfolio transactions for the Fund, the Adviser adheres to the Fund's policy of seeking best execution and price, determined as described below, except to the extent it is permitted to pay higher brokerage commissions for "brokerage and research services" as defined herein. The Adviser may cause the Fund to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission which another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer or that any offset of direct expenses of the Fund yields the best net price. As provided in Section 28(e) of the Securities Exchange Act of 1934, "brokerage and research services" include advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Brokerage and research services provided by brokers to the Fund or the Adviser are considered to be in addition to and not in lieu of services required to be performed by the Adviser under its contract with the Fund and may benefit both the Fund and other clients of the Adviser. Conversely, brokerage and research services provided by brokers to other clients of the Adviser may benefit the Fund. Where transactions are made in the over-the-counter market, the Adviser will cause the Fund to deal with the primary market makers, unless more favorable prices are otherwise obtainable.

     The determination of what may constitute best execution and price in the execution of a securities transaction by a broker involves a number of considerations including, without limitation, the overall direct net economic result to the Fund (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future and the financial strength and stability of the broker. Such considerations are judgmental and are weighed by the Adviser in determining the overall reasonableness of brokerage commissions paid by the Fund. Sales of investment company shares may be considered in selecting brokers to effect portfolio transactions. Accordingly, some portfolio transactions are, subject to the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and to obtaining the best prices and executions, effected through dealers (excluding Equity Planning) who sell shares of the Fund. It is the present policy of the Fund not to effect any portfolio transactions with Equity Planning.

     The policy of the Fund with respect to brokerage is and will be reviewed by the Board of Directors of the Fund from time to time. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, the foregoing practices may be changed, modified or eliminated.

     For the fiscal years ended December 31, 1994, 1995, and 1996 brokerage commissions paid by the Fund on portfolio transactions totaled $889,406, $854,032 and $1,442,976, respectively.

     None of such commissions was paid to a broker who was an affiliated person of the Fund or an affiliated person of such a person or, to the knowledge of the Fund, to a broker an affiliated person of which was an affiliated person of the Fund or the Adviser. Total brokerage commissions paid during the fiscal year ended December 31, 1996 included brokerage commissions of $1,301,536 on portfolio transactions aggregating $953,762,742 executed by brokers who provided research and other statistical and factual information.

     Investment decisions for the Fund are made independently from those of the other investment companies advised by the Adviser. Simultaneous transactions are inevitable when several funds are managed by the same investment adviser, particularly when the same security is suited for the investment objectives of more than one fund. When two or more funds advised by the Adviser are simultaneously engaged in the purchase or sale of the same security, the transactions are allocated among the funds in a manner equitable to each fund. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Fund is concerned. In other cases, however, it is believed that the ability of the Fund to participate in volume transactions will produce better executions for the Fund. It is the opinion of the Board of Directors of the Fund that the desirability of utilizing the Adviser as investment adviser to the Fund outweighs the disadvantages that may be said to exist from simultaneous transactions.

     For the fiscal years ended December 31, 1994, 1995, and 1996 portfolio turnover rates for the Fund were 225%, 184% and 275% respectively.

The Investment Adviser Contract

     The contract between the Fund and the Adviser was approved by the shareholders on November 29, 1993. The contract, dated January 1, 1994, provides that the Adviser shall furnish the Fund investment advice, certain administrative services, office space and facilities, and shall pay the compensation of all officers and employees of the Fund. All expenses (other than those specifically referred to as being borne by the Adviser) incurred in the operation of the Fund, including, among others, taxes, brokerage fees and commissions, fees of Directors who are not full time employees of the Adviser or any of its affiliates, charges of custodians, transfer and dividend disbursing agents and registrars, bookkeeping, auditing and legal expenses, expenses of insurance premiums for fidelity and other coverage and extraordinary expenses and expenses of a non-recurring nature which may include, but not be limited to, the reasonable and proportionate cost of any reorganization or acquisition of assets and the cost of legal proceedings to which the Fund is a party, will be borne by the Fund.

     The contract provides that, as compensation for its services to the Fund, the Adviser is entitled to a fee, payable within five days after the end of each month, at the annual rate of 0.65% of the average of the aggregate daily net asset values of the Fund up to $1 billion; 0.60% of such value between $1 billion and $2 billion; and 0.55% of such value in excess of $2 billion. It also provides that the Fund will reimburse the Adviser on a cost basis in the event the Adviser provides any services (excluding printing) involved in maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission or involved in the preparation of shareholder reports. The Adviser has agreed to reimburse the Fund for the amount, if any, of the expenses of the Fund (including the Adviser's compensation but excluding interest, brokerage cost, taxes and extraordinary expenses) for any fiscal year which exceeds the level of expenses which the Fund is permitted to bear under the most restrictive expense limitation imposed (and not waived) on the Fund by any state in which shares of the Fund are then qualified for sale. Currently, the most restrictive state expense limitation provisions limit such expenses of the Fund to 2.5% of the first $30 million of average net assets, 2% of the next $70 million of such net assets and 1.5% of such net assets in excess of $100 million. For the fiscal years ended December 31, 1994, 1995, and 1996 it was not necessary that the Adviser reimburse ordinary operating expenses of the Fund and the Adviser's fees of $2,276,834, $2,371,629, and $2,241,038, respectively were not reduced.

     The contract continues in effect only so long as (1) such continuance is specifically approved at least annually by the Board of Directors of the Fund or by the vote of a majority of the outstanding shares of the Fund and (2) such continuance or any renewal and the terms of such contract have been approved by the vote of a majority of Directors of the Fund who are not interested persons, as that term is defined in the Investment Company Act of 1940, of the Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval. The contract automatically terminates upon its assignment (as that term is defined in the Investment Company Act of 1940) and is terminable at any time, without penalty, on 60 days' written notice, by the Board of Directors of the Fund, by vote of a majority of the outstanding shares of the Fund or by the Adviser.


                                   PROPOSALS


                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The By-Laws of the Fund provide that the Board of Directors shall consist of not fewer than two Directors and that the number of Directors for each year shall be fixed by vote at the meeting at which they are elected. The persons named in the enclosed proxy intend, unless authority is withheld, to vote for fixing the number of Directors at fourteen and for the election as Directors of the nominees named below. All of the nominees have been recommended by the Nominating Committee, which consists solely of Directors who are not interested persons of the Fund. All of the nominees are presently serving as Directors of the Fund. The Directors are recommending that the shareholders fix the number of Directors at fourteen and elect the persons whom they have nominated for election.

     Each of the nominees has agreed to serve as a Director if elected. If, at the time of the meeting, any nominee should be unavailable for election (which is not presently anticipated), the persons named as proxies may vote for other persons in their discretion. Directors will hold office until the earlier of their retirement or the next annual meeting of shareholders and the selection and qualification of their successors. Executive officers are elected at the first meeting of the Board of Directors following the annual meeting of shareholders and hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their successors are chosen and qualified.

     The following table sets forth information as to the principal occupations during the past five years of nominees for election as Directors and of the Fund's executive officers and also sets forth information as to certain other directorships held by nominees for election as Directors.

Nominees for Election as Directors

     C. DUANE BLINN, 69, Director since 1993. Partner in the law firm of Day, Berry & Howard; Trustee/Director, the Phoenix Funds (1980-present); Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); and Trustee, Phoenix-Aberdeen Series Fund (since 1996). Trustee/Director, the National Affiliated Investment Companies (May, 1993-December, 1993).

     **ROBERT CHESEK, 63, Director since 1993. (Chairman from 1989 to 1994). Vice President, Common Stock, Phoenix Home Life Mutual Insurance Company (until
1993); Trustee/Director, the Phoenix Funds (1981-present); Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); and Trustee, Phoenix-Aberdeen Series Fund (since 1996). Director and Chairman, Phoenix Investment Counsel, Inc. (until 1994); Trustee/Director and Chairman, the National Affiliated Investment Companies (May, 1993-December, 1993).

     E. VIRGIL CONWAY, 68, Director since 1993. Chairman, Metropolitan Transit Authority (since 1992). Trustee/ Director, the Phoenix Funds; Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); and Trustee, Phoenix-Aberdeen Series Fund (since 1996). Duff & Phelps Utilities Tax-Free Income Inc. (since 1995), Duff & Phelps Utility and Corporate Bond Trust, Inc. (since 1995), Consolidated Edison Company of New York, Inc. (1970-present), Pace University (1978-present), Atlantic Mutual Insurance Company (1974-present), HRE Properties (1989-present), Greater New York Councils, Boy Scouts of America (1985-present), Union Pacific Corp. (1978-present), Centennial Insurance Company (1974-present), Josiah Macy, Jr. Foundation (1975-present), and the Harlem Youth Development Foundation (1987-present); Director, Accuhealth (1994-present), Trism, Inc. (1994-present), Realty Foundation of New York (1972-present), and Chairman, New York Housing Partnership Development Corp. (1981-present); and Chairman, Audit Committee of the City of New York. Advisory Director, Fund Directions, Blackrock Fannie Mae Mortgage Securities Fund (1989-1996) and Blackrock Freddie Mac Mortgage Securities Fund (1990-present); Director/Trustee, the National Affiliated Investment Companies (1987-1993); Director, New York Chamber of Commerce and Industry (1979-1990). Chairman, Financial Accounting Standards Advisory Council (1992-1995).

     HARRY DALZELL-PAYNE, 67, Director since 1993. Trustee/Director, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996), Duff & Phelps Utilities Tax-Free Income Inc. (since 1995), Duff & Phelps Utility and Corporate Bond Trust, Inc. (since 1995), and the Phoenix Funds (1983-present). Trustee, Phoenix-Aberdeen Series Fund (since 1996). Director, Farragut Mortgage Co., Inc. (1991-1994). Director/Trustee, the National Affiliated Investment Companies (1987-1993); formerly, a Major General of the British Army.

     *FRANCIS E. JEFFRIES, 66, Director since 1995. Director/Trustee, Phoenix Funds (since 1995); Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996), Trustee, Phoenix-Aberdeen Series Fund (since 1996). Director, Duff & Phelps Utilities Income Inc. (1987-present), Duff & Phelps Utilities Tax-Free Income Inc. (1991-present), and Duff & Phelps Utility and Corporate Bond Trust Inc. (1993-present). Director, The Empire District Electric Company (1984-present). Director (1989-1995), Chief Executive Officer (1989-1995) and President (1989-1993), Duff & Phelps Corporation. Director and Chairman of the Board, Phoenix Duff & Phelps Corporation (1995-1997).

     LEROY KEITH, JR., 58, Director since 1993. Chairman and Chief Executive Officer, Carson Products Company (1995-present). Trustee/Director, the Phoenix Funds (1980-present); Trustee, Keystone Liquid Trust, Keystone Tax

Exempt Trust, Keystone Tax Free Fund, Master Reserves Trust and Master Reserves Tax Free Trust; Director, Keystone International Fund, Inc. (1989-present). Director, Equifax Corporation (1991-present) and Phoenix Duff & Phelps Institutional Mutual Funds (since 1996). Trustee, Phoenix-Aberdeen Series Fund (since 1996). President, Morehouse College (1987-1994); Chairman and Chief Executive Officer, Keith Ventures (1992-1994). Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993); Director, First Union Bank of Georgia (1989-1993) and Blue Cross/Blue Shield (1989-1993).

     *PHILIP R. McLOUGHLIN, 50, Director and President since 1993. Executive Vice President, Investments, Phoenix Home Life Mutual Insurance Company (1988-present); Director/Trustee and President, the Phoenix Funds (1989-present); Phoenix Duff & Phelps Institutional Mutual Funds and Phoenix-Aberdeen Series Fund (since 1996). Chairman (1997-present), Director (1995-present), Vice Chairman (1995-1997) and Chief Executive Officer (1995-present), Phoenix Duff & Phelps Corporation; Director (1984-present) and President (1990-present), Phoenix Equity Planning Corporation; Director (1983-present) and Chairman (1995-present), Phoenix Investment Counsel, Inc. and Phoenix Realty Securities, Inc. (1994-present); Director and Chairman, National Securities & Research Corporation (1993-present). Director, Duff & Phelps Utilities Tax-Free Income Inc. (1995-present) and Duff & Phelps Utility and Corporate Bond Trust Inc. (1995-present); Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993).

     EVERETT L. MORRIS, 69, Director since 1995. Vice President, W.H. Reaves and Company (1993-present). Director/Trustee, Phoenix Funds (1995-present). Trustee, Duff & Phelps Mutual Funds (since 1994), Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); Trustee, Phoenix-Aberdeen Series Fund (since 1996). Director, Duff & Phelps Utilities Tax-Free Income Inc. (since
1991) and Duff & Phelps Utility and Corporate Bond Trust, Inc. (since 1993); Director, Public Service Enterprise Group, Incorporated (1986-1993) and President and Chief Operating Officer, Enterprise Diversified Holdings, Incorporated (1989-1993). Senior Executive Vice President and Chief Financial Officer, Public Service Electric and Gas Company (1986-1992).

     *JAMES M. OATES, 51, Director since 1993. Chairman, IBEX Capital Markets LLC (since 1997) and Managing Director, The Wydown Group (since 1994). Trustee/Director, the Phoenix Funds (1987-present); Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); Director, Phoenix Duff & Phelps Corporation (since 1995); and Trustee, Phoenix-Aberdeen Series Fund (since
1996). Director, Investors Bank & Trust Corporation (since 1995), Investors Financial Services Corporation (since 1995), Blue Cross and Blue Shield of New Hampshire (since 1994), Plymouth Rubber Co. (since 1995), and Govett Worldwide Opportunity Funds Inc. (since 1991); Director, Stifel Financial (since 1996); Member, Chief Executives Organization (since 1996); President and Chief Executive Officer, Neworld Bank (1984-1994); Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993).

     *CALVIN J. PEDERSEN, 55, Director since 1995. Director/Trustee, Phoenix Funds (1995-present). Director, Phoenix Duff & Phelps Corporation (since 1986). President, Duff & Phelps Corporation (since July 1993). Executive Vice President, Duff & Phelps Corporation (January 1992 to July 1993). President and Chief Executive Officer, Duff & Phelps Utilities Tax-Free Income Inc. (1995-present) and Duff & Phelps Utility and Corporate Bond Trust Inc. (1995-present), Duff & Phelps Utilities Income Inc. (since inception), Phoenix Duff & Phelps Institutional Mutual Funds (since 1996), and Trustee, Phoenix-Aberdeen Series Fund (since 1996).


     PHILIP R. REYNOLDS, 70, Director since 1993. Director, Vestaur Securities, Inc. (mutual fund) (since 1972); Trustee and Treasurer, J. Walton Bissell Foundation, Inc. (since 1988); Trustee/Director, the Phoenix Funds (1984-present). Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since
1996) and Trustee, Phoenix-Aberdeen Series Fund (since 1996). Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993).

     HERBERT ROTH, JR., 68, Director since 1993. Trustee/Director, the Phoenix Funds (since 1980); Director, Phoenix Home Life Mutual Insurance Company (since
1972), Boston Edison Company (since 1978), Landauer, Inc. (medical services) (since 1970), Tech Ops./Sevcon Inc. (electronic controllers) (since 1987), and Mark IV Industries (diversified manufacturer) (since 1985); Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); Trustee, Phoenix-Aberdeen Series Fund (since 1996); Director, Key Energy Group (oil rig service) (1988-1994); Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993).

     RICHARD E. SEGERSON, 51, Director since 1993. Managing Director, Mullin Associates (since 1993); Trustee/ Director, the Phoenix Funds (since 1993); Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); Trustee, Phoenix-Aberdeen Series Fund (since 1996); Vice President and General Manager, Coats & Clark, Inc. (previously Total American, Inc.) (1991-1993); Director/Trustee, the National Affiliated Investment Companies (1984-1993).

     LOWELL P. WEICKER, JR., 66, Director since 1995. Visiting Professor, University of Virginia (since January, 1997). Trustee/Director, the Phoenix Funds (since 1995); Trustee, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); Trustee, Phoenix-Aberdeen Series Fund (since 1996); Director, UST Inc. (since 1995); HPSC, Inc. (since 1995); Compuware (since 1997); and Duty Free International, Inc. (since 1997). Governor of the State of Connecticut (1991-1995). Chairman, Dresing, Lierman, Weicker (1995-1997).

     *Indicates that the nominee is an "interested person" of the Fund, as that term is defined in the Investment Company Act of 1940. Messrs. Jefferies, McLoughlin, Oates, and Pedersen are directors and stockholders of Phoenix Duff & Phelps Corporation and, therefore, are "interested persons" of the Fund's Investment Adviser and "interested persons" of the Fund.

     **Indicates that the nominee was an officer of the investment adviser during the last five years. Until 1994, Mr. Chesek served as Chairman of the Fund's Investment Adviser.

Executive Officers

   (Other than Philip R. McLoughlin, President, who is described above.)

     MICHAEL E. HAYLON, 39, Executive Vice President since 1995. Executive Vice President-Investments, Phoenix Duff & Phelps Corporation (since 1995). Executive Vice President, Phoenix Funds (since 1995). Vice President, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996). Director (since 1994) and President (since 1995), Phoenix Investment Counsel, Inc. Director (since
1994) and President (since 1996) National Securities & Research Corporation. Senior Vice President, Securities Investments, Phoenix Home Life Mutual Insurance Company (until 1995). Various positions with Phoenix Home Life Mutual Insurance Company (1990-1993).

     DAVID R. PEPIN, 54, Executive Vice President since 1996. Director (since
1997) and Executive Vice President, Phoenix Duff & Phelps Corporation (since
1996); Managing Director, Phoenix-Aberdeen International Advisors, LLC (since
1996); Director, Phoenix Investment Counsel, Inc. (since 1996), and National Securities & Research Corporation (since 1996). Director and Executive Vice President, Mutual Fund Sales and Operations, Phoenix Equity Planning Corporation (since 1996). Various positions with Phoenix Home Life Mutual Insurance Company (1994-1995). Vice President and General Manager, Digital Equipment Corporation (1980-1994).

     WILLIAM J. NEWMAN, 58, Senior Vice President since 1996. Executive Vice President (1995-present) and Chief Investment Strategist (1996-present), Phoenix Investment Counsel, Inc. Senior Vice President (1995-1996), Executive Vice President and Chief Investment Strategist (1996-present), National Securities & Research Corporation. Senior Vice President, Phoenix Equity Planning Corporation (1995-1996). Vice President, Common Stock and Chief Investment Strategist, Phoenix Home Life Mutual Insurance Company (1995-1995). Vice President (1995-1996), Senior Vice President,

(1996-present), Phoenix Strategic Equity Series Fund. Senior Vice President (1995-present), The Phoenix Edge Series Fund and Phoenix Multi-Portfolio Fund. Senior Vice President (1996-present), Phoenix Income and Growth Fund, Phoenix Series Fund, Phoenix Strategic Allocation Fund, Inc., Phoenix Worldwide Opportunities Fund, Phoenix Duff & Phelps Institutional Mutual Funds, and Phoenix-Aberdeen Series Fund. Chief Investment Strategist, Kidder, Peabody Co. Inc. (1993-1994). Managing Director, Equities, Bankers Trust Company (1991-1993).

     MARY E. CANNING, 41, Vice President since 1996. Vice President (1991-1996), Managing Director & Investment Strategist, Equities (1996-present), Phoenix Investment Counsel, Inc. Managing Director & Investment Strategist, Equities (1996-present), National Securities & Research Corporation. Associate Portfolio Manager (1989-1991), Associate Portfolio Manger, Common Stock (1991-1995), Phoenix Home Life Mutual Insurance Company. Vice President, Phoenix Series Fund (1997-1997), The Phoenix Edge Series Fund (1982-1991 and 1987-present).

     WILLIAM E. KEEN, III, 33, Vice President since 1996. Assistant Vice President, Phoenix Equity Planning Corporation (1996-present). Vice President, Phoenix Funds, Phoenix-Aberdeen Series Fund, and Phoenix Duff & Phelps Institutional Mutual Funds (1996-present). Assistant Vice President USAffinity Funds, USAffinity Investments LP, (1994-1995). Manager, Fund Administration, SEI Corporation (1991-1994).

     WILLIAM R. MOYER, 52, Vice President since 1993. Senior Vice President (since 1990), Chief Financial Officer (since 1996), Finance (until 1996), and Treasurer (until 1996), Phoenix Equity Planning Corporation. Senior Vice President (since 1994), Finance (until 1990), Chief Financial Officer (since
1996) and Treasurer (since 1994), National Securities & Research Corporation; Senior Vice President (since 1990), Chief Financial Officer (since 1996), Finance (until 1996) and Treasurer (since 1994), Phoenix Investment Counsel, Inc.; Vice President, the Phoenix Funds (until 1990); Vice President, Phoenix-Aberdeen Series Fund (since 1996); Vice President, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996); Senior Vice President and Chief Executive Officer, Duff & Phelps Investment Management Co. (since 1996); Senior Vice President and Chief Financial Officer, Phoenix Duff & Phelps Corporation (since 1995); Senior Vice President, Chief Financial Officer and Treasurer, W.S. Griffith & Co., Inc. (until 1995); and Vice President, Investment Products Finance, Phoenix Home Life Mutual Insurance Company (until 1995).

     LEONARD J. SALTIEL, 43, Vice President since 1994. Managing Director, Operations and Service, Phoenix Equity Planning Corporation (since 1996). Vice President, Phoenix Duff & Phelps Institutional Mutual Funds (since 1996) and Phoenix-Aberdeen Series Fund (since 1996). Vice President, the Phoenix Funds (since 1994); Vice President, Investment Operations, Phoenix Home Life Mutual Insurance Company (until 1995); and Vice President, National Securities & Research Corporation (until 1996). Various positions with Phoenix Home Life Mutual Insurance Company (1992-1994).

     NANCY G. CURTISS, 44, Treasurer since 1994. Treasurer, Phoenix Equity Planning Corporation (since 1996). Treasurer, the Phoenix Funds (since 1994). Treasurer, Phoenix Duff & Phelps Institutional Mutual Funds and Phoenix-Aberdeen Series Fund (since 1996). Second Vice President and Treasurer, Fund Accounting, Phoenix Home Life Mutual Insurance Company (until 1995), and Vice President, Fund Accounting, Phoenix Equity Planning Corporation (until 1996). Various positions with Phoenix Home Life Mutual Insurance Company (1987-1994).

Audit, Nominating and Executive Committees

     The Board of Directors has an Audit Committee, a Nominating Committee and an Executive Committee. The members are appointed at the first meeting of the Board following a meeting of the shareholders at which Directors are elected.

     The members of the Audit Committee of the Fund include only Directors who are not interested persons of the Fund. The Audit Committee meets with the Fund's auditors to review the scope of auditing procedures, the adequacy of internal controls, compliance by the Fund with the accounting, record keeping and financial reporting requirements of the Investment Company Act of 1940, and the possible effect on Fund operations of any new or proposed tax or other regulations applicable to investment companies. The Committee reviews services provided to the Fund pursuant to the Management Agreement and other service agreements to determine if the Fund is receiving satisfactory services at reasonable prices; makes an annual recommendation concerning the appointment of auditors; and reviews and recommends policies and practices relating to principles to be followed in the conduct of Fund operations. The Audit Committee reports the results of its inquiries to the Board of Directors. The Audit Committee currently consists of Messrs. C. Duane Blinn, E. Virgil Conway, Herbert Roth, Jr., Richard E. Segerson and Lowell P. Weicker, Jr. The Audit Committee held four meetings during the fiscal year ended December 31, 1996.

     The Nominating Committee consists only of Directors who are not interested persons of the Fund. It recommends to the Board of Directors persons to be elected as Directors. The Nominating Committee held two meeting(s) during the fiscal year ended December 31, 1996. The Nominating Committee currently consists of Messrs. Robert Chesek, Harry Dalzell-Payne, Leroy Keith, Jr., Philip R. Reynolds and Herbert Roth, Jr. It will consider individuals proposed by a shareholder for election as a Director. Shareholders who wish to submit the name of any individual must submit in writing a brief description of the proposed nominee's business experience and other information relevant to the qualifications of the individual to serve as a Director of the Fund.

     The Executive Committee consists of six Directors, four of whom are not interested persons of the Fund. The Executive Committee is empowered under
Article X of the Fund's By-Laws to act for the Board on matters that can be delegated to a committee. The function of the Executive Committee is to serve as a contract review, compliance review and performance review delegate of the full Board of Directors. The Executive Committee meets on an as-needed basis as appropriate between Board meetings. Currently, the Executive Committee consists of Messrs. E. Virgil Conway, Harry Dalzell-Payne, Philip R. McLoughlin, Everett
L. Morris, James M. Oates and Herbert Roth, Jr.

     Four meetings of the Board of Directors were held during the fiscal year ended December 31, 1996. During this term in office, the Directors attended 100% of the total number of meetings of the Board. None of the Directors attended fewer than 75% of the meetings of the Board and Committees of the Board.

     For services rendered to the Fund during the fiscal year ended December 31, 1996, persons serving as Directors during that period received an aggregate of $18,615 from the Fund as Directors' fees.

     Each Director who is not an "interested person" of the Adviser or any of its affiliates currently is entitled to a retainer at the annual rate of $40,000 and $2,500 per joint meeting of the Boards. Each Director who serves on the Audit Committee receives a retainer at the annual rate of $2,000 and $2,000 per joint Audit Committee meeting attended. Each Director who serves on the Nominating Committee receives a retainer at the annual rate of $1,000 and $1,000 per joint Nominating Committee meeting attended. Each Director who serves on the Executive Committee and who is not an interested person of the Fund receives a retainer at the annual rate of $1,000 and $1,000 per joint Executive Committee meeting attended. Director costs are allocated equally to each of the Series/Portfolios of the Funds within the Fund complex. The foregoing fees do not include the reimbursement of expenses incurred in connection with meeting attendance. Officers and employees of the Adviser who are interested persons are compensated by the Adviser and receive no compensation from the Fund. Any other interested persons who are not compensated by the Adviser receive fees from the Fund.

     For the Fund's last fiscal year, the Directors received the following compensation:

                              COMPENSATION TABLE

                                                 Pension or
                                                 Retirement                Estimated            Total Compensation From Fund
                            Aggregate         Benefits Accrued               Annual                  and Fund Complex
                           Compensation       As Part of Fund            Benefits Upon                  (11 Funds)
Name                        From Fund             Expenses                 Retirement               Paid to Directors
------------------------   --------------   -----------------------   -----------------------   -----------------------------
C. Duane Blinn               $  1,800*                                                                     $60,500
Robert Chesek                $  1,568                                                                      $53,500
E. Virgil Conway             $  1,833                                                                      $61,750
Harry Dalzell-Payne          $  1,568                                                                      $53,750
Francis E. Jeffries          $      0                                                                      $     0
Leroy Keith, Jr.             $  1,568                                                                      $53,500
Philip R. McLoughlin         $      0                                                                      $     0
Everett L. Morris            $  1,475       None for any Director     None for any director                $50,750
James M. Oates               $  1,725                                                                      $58,000
Calvin J. Pedersen           $      0                                                                      $     0
Philip R. Reynolds           $  1,568                                                                      $53,500
Herbert Roth, Jr.            $  1,925*                                                                     $64,750
Richard E. Segerson          $  1,785                                                                      $60,250
Lowell P. Weicker, Jr.       $  1,800                                                                      $60,500

*This compensation (and the earnings thereon) was deferred pursuant to the Directors' Deferred Compensation Plan.

     At December 31, 1996, the total amount of deferred compensation (including interest and other accumulation earned on the original amounts deferred) accrued for Messrs. Blinn, Morris and Roth was $303,878, $48,165 and $127,770, respectively. At present, by agreement among the Fund, the Distributor and the electing director, director fees that are deferred are paid by the Fund to the Distributor. The liability for the deferred compensation obligation appears only as a liability of the Distributor.

Voting Requirements

     In order to be elected, the nominees for Director must be approved by a majority of the Fund's voting securities present at the Meeting, in person or by proxy, provided that those present constitute more than 50% of the Fund's outstanding voting securities.


               THE DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION
                         OF THE NOMINEES FOR DIRECTORS


                                PROPOSAL NO. 2

              RATIFICATION OR REJECTION OF SELECTION OF AUDITORS

     On the recommendation of the Audit Committee, the Directors (including all of the Directors who are not interested persons of the Fund) have selected Price Waterhouse LLP, independent accountants, to audit financial statements of the Fund filed with the Securities and Exchange Commission and other regulatory authorities. The Fund has been advised that neither such firm nor any of its partners has any financial interest in the Fund. The selection of auditors is subject to ratification or rejection by the shareholders at the meeting.

     A representative of Price Waterhouse LLP, auditors for the Fund for the fiscal year ended December 31, 1996, is not expected to be present at the meeting. A representative of Price Waterhouse LLP will have the opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate questions.

     The Fund's auditors examine the financial statements of the Fund annually, issue a report on internal controls and procedures for inclusion in Securities and Exchange Commission filings for the year, review the Fund's semi-annual financial statements and prepare or review the Fund's income tax returns.

Voting Requirements

     Ratification of the selection of Price Waterhouse LLP, independent accountants, as auditors of the Fund requires the approval of a majority of the Fund's voting securities present at the meeting, in person or by proxy, provided that those present constitute more than 50% of the Fund's outstanding voting securities.


               THE DIRECTORS RECOMMEND A VOTE "FOR" RATIFICATION
                         OF THE SELECTION OF AUDITORS

     SHAREHOLDER PROPOSALS

     Any proposal by a shareholder of the Fund intended to be presented at the 1998 Annual Meeting of Shareholders of the Fund must be received by the Fund at 101 Munson Street, Greenfield, Massachusetts 01301 no later than April 8, 1998.


     MISCELLANEOUS

     As of the date of this Proxy Statement, Fund's management knows of no other matters to be brought before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

     All shareholders are urged to complete, sign, and return their proxies. The enclosed proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                    By Order of the Board of Directors,



                                    G. JEFFREY BOHNE, Clerk

Greenfield, Massachusetts
August 12, 1997

                                   BLANK PAGE

                     PHOENIX STRATEGIC ALLOCATION FUND, INC.
                                101 Munson Street
                         Greenfield, Massachusetts 01301

    Proxy for a Special Meeting in lieu of the Annual Meeting of Shareholders
                               September 19, 1997

                                      PROXY

     The undersigned shareholder of Phoenix Strategic Allocation Fund, Inc. (the "Fund"), revoking any and all previous proxies heretofore given for shares of the Fund held by the undersigned, hereby constitutes and appoints Philip R. McLoughlin, Thomas N. Steenburg, and Edwin L. Kerr and any and each of them, proxies and attorneys of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act upon all matters (unless and except as expressly limited below) at the Special Meeting in lieu of the Annual Meeting of Shareholders of the Fund to be held on September 19, 1997 at the offices of the Fund, 101 Munson Street, Greenfield, Massachusetts, and at any and all adjournments thereof, with respect to all shares of the Fund for which the undersigned is entitled to provide instructions or with respect to which the undersigned would be entitled to provide instructions or act with all the powers the undersigned would possess if personally present and to vote with respect to specific matters as set forth below on the reverse. Any proxies heretofore given by the undersigned with respect to said meeting are hereby revised.

To avoid the expense of adjourning the Meeting to a subsequent date, please return this proxy in the enclosed self addressed, postage-paid envelope.

This proxy, if properly executed, will be voted in the manner as directed herein by the undersigned shareholder. Unless otherwise specified in the squares provided, the undersigned's vote will be cast "FOR" each Proposal. If no direction is made for any Proposals, this proxy will be voted "FOR" any and all such Proposals.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND WHICH RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS

PLEASE MARK VOTES AS IN THIS EXAMPLE

PROPOSAL 1.
ELECTION OF DIRECTORS                                     Withhold     For All
To fix the number of Directors at fourteen        For     Authority    Except*
and elect Directors  (except as marked to         [ ]        [ ]         [ ]
the contrary below)

         D. Blinn, R. Chesek, V. Conway, H. Dalzell-Payne, F. Jeffries, L. Keith, P. McLoughlin, E. Morris, J. Oates, C. Pedersen, P. Reynolds, H. Roth, R. Segerson and L. Weicker

*(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "FOR ALL EXCEPT" box and strike a line through the nominee's name. Unless authority is withheld to vote for all nominees, the persons named as proxies shall vote to fix the number of Directors at fourteen.)
                                                        ________________________
Please be sure to sign and date this Proxy.                       Date


_______ Shareholder sign here ______________________________ Co-owner sign here

_____________________________

PROPOSAL 2.
RATIFICATION OF SELECTION OF PRICE WATERHOUSE LLP     For    Against    Abstain
AS AUDITORS                                           [ ]      [ ]        [ ]

PROPOSAL 3.
TO TRANSACT SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

NOTE: Please sign exactly as your name appears hereon. If shares are registered in more than one name, all registered shareholders should sign this proxy; but if one shareholder signs, this signature binds the other shareholder. When signing as an attorney, executor, administrator, agent, trustee, or guardian, or custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign in partnership name by an authorized person.

This proxy may be revoked by the shareholder(s) at any time prior to the Special Meeting in lieu of the Annual Meeting.


RECORD DATE SHARES: